                                            Rule 424(b)(3)
                                            File No. 333-58723

Pricing Supplement No. 38                   Dated: August 3, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $250,000,000              Issue Price: 100.00%

Original Issue Date: August 6, 1999         Stated Maturity Date: August 7, 2000

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [X] Prime Rate [] Other:

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Each Business Day, up to but excluding the Stated Maturity Date, there will be a Two Business Day cutoff prior to each Interest Payment Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): ): The 7th day of May, August, November and February, beginning November 8, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Prior day H15 Prime Rate

Initial Interest Rate: To be determined

Index Maturity: H-15 Prime

Day Count Convention: Act/360

Maximum Interest Rate: N/A                   Minimum Interest Rate: N/A

Spread (+/-):-2.60%                          Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         38 UNDER MTN-SERIES I PROGRAM: $2,729,375,000.00
                    b)   CUSIP #42333HLY6

Agent: Barclays Capital             Goldman, Sachs & Co          Lehman Brothers, Inc
       222 Broadway, 7th Floor      85 Broad Street              Three World Financial Center
       New York, New York 10038     27th Floor                   12th Floor
                                    New York, New York 10004     New York, New York 10285

       Salomon Smith Barney
       390 Greenwich Street, 4th Floor
       New York, NY 10013

                                                 Rule 424(b)(3)
                                                 File No. 333-58723

Pricing Supplement No. 39                        Dated: August 4, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $10,000,000               Issue Price: 100.00%

Original Issue Date: August 9, 1999         Stated Maturity Date: August 9, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 9th day of February, May, August and November, beginning November 9, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): ): The 9th day of February, May, August and November, beginning November 9, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: To be determined

Index Maturity: 3 Month LIBOR

Day Count Convention: Act/360

Maximum Interest Rate: N/A                  Minimum Interest Rate: N/A

Spread (+/-): +.30%                         Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .09522%

Other Provisions:   a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                          39 UNDER MTN-SERIES I PROGRAM: $2,979,375,000.00
                    b)    CUSIP #42333HLZ3

Agent: Merrill Lynch & Co.
       250 Vesey Street
       New York, NY 10281